UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2017 (July 30, 2017)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of registrant as specified in its charter)
Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

8111 Westchester Drive, Suite 600 Dallas, Texas 75225
(Address of principal executive office) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 30, 2017, Energy Transfer Interstate Holdings, LLC (“ETIH”), an indirect wholly owned subsidiary of Energy Transfer Partners, L.P. (the “Partnership”), and ET Rover Pipeline LLC, a wholly owned subsidiary of ETIH (“HoldCo”), entered into a Contribution Agreement (the “Contribution Agreement”) with a fund managed by Blackstone Energy Partners and Blackstone Capital Partners (such fund referred to herein as “Blackstone”), whereby Blackstone will contribute up to $1.571 billion in cash to HoldCo in exchange for a 49.9% interest in HoldCo (the “Transaction”). HoldCo owns a 65% interest in Rover Pipeline LLC (“Opco”). HoldCo and OpCo are constructing the Rover Pipeline (the “Rover Pipeline”) and will operate the Rover Pipeline once it is in service. Upon completion, the Rover Pipeline will be an approximately 700-mile pipeline designed to transport 3.25 billion cubic feet of natural gas per day from the Marcellus and Utica Shale production areas to markets across the United States as well as into Union Gas Dawn Hub in Ontario, Canada for redistribution back into the United States or into the Canadian market. Upon closing, HoldCo will be owned 50.1% by ETIH and 49.9% by Blackstone.
The Blackstone investment will reimburse the Partnership for Blackstone's pro rata share of the construction costs incurred by the Partnership through the closing date in connection with the Rover Pipeline, specified amounts of future construction costs and certain additional payments to the Partnership.
The maximum Blackstone contribution to HoldCo will be $1.571 billion, which will be reduced by (i) Blackstone’s pro rata share of any debt or operating cash flow of HoldCo or Opco used to achieve final completion of the Rover Pipeline, (ii) liquidated damages payable if the commercial operation date of the Rover Pipeline occurs after January 1, 2018 (the “COD Delay Offset Amount”), which damages will be capped at $185 million, and (iii) any amounts distributed by HoldCo to ETIH prior to closing (the “Blackstone Maximum Commitment”). Blackstone will make capital contributions to HoldCo as follows:

•
At the closing of the Transaction, Blackstone will contribute to HoldCo an amount equal to (i) 49.9% of the aggregate capital contributions made by ETIH to HoldCo as of the closing date plus (ii) $92.5 million, and HoldCo will make a special distribution to ETIH of such amounts.

•
From and after closing, Blackstone will make its pro rata share of capital contributions pursuant to cash calls made in accordance with an Amended and Restated Limited Liability Company Agreement of HoldCo to be entered into by ETIH and Blackstone at the closing (up to the Blackstone Maximum Commitment).

•
Ninety days following the commercial operation date of the Rover Pipeline, Blackstone will contribute $92.5 million to HoldCo, which shall in turn make a special distribution of such amount to ETIH, provided that such amount will be reduced by the COD Delay Offset Amount, if any (such payment amount, the “Second Installment Amount”). If, as a result of the COD Delay Offset Amount, the Second Installment Amount is a negative number, ETIH will be required to contribute to HoldCo as a reimbursement, and HoldCo will make a special distribution to Blackstone of, an amount equal to the absolute value of such Second Installment Amount plus interest at 8% per annum; provided that such reimbursement amount will be capped at $92.5 million.

•
If, as of the final completion of the Pipeline Project, Blackstone has not contributed the Blackstone Maximum Commitment to HoldCo, Blackstone will make an additional true-up contribution to HoldCo in an amount necessary to reach the Blackstone Maximum Commitment. The true-up will be distributed to ETIH as a special distribution.

After Blackstone has made the Blackstone Maximum Commitment, Blackstone may, but will not be required to, fund its pro rata share of future cash calls made by Holdco.

In addition to the payments by Blackstone described above, if the closing of the Transaction is delayed beyond October 15, 2017 due to a delay in the consummation of Blackstone’s debt financing related to the Transaction, Blackstone will be required to make delay payments to ETIH in the amount of $150,000 per day for each day during the period beginning on October 15, 2017 and ending on November 14, 2017 that the closing is delayed.
The Contribution Agreement also contains customary termination rights in favor of each of the parties, and, in the event that the closing has not occurred by December 6, 2017, either party may terminate the Contribution Agreement. If ETIH terminates the Contribution Agreement as a result of a material breach by Blackstone (subject to a 30-day cure period), ETIH will be entitled to a termination fee of $78,550,000.
In addition to the foregoing, the Contribution Agreement contains customary representations and warranties, covenants, indemnities and closing conditions.
The Transaction is expected to close in the fourth quarter of 2017; provided that the parties have agreed that the closing of the Transaction will not occur prior to November 15, 2017 unless otherwise mutually agreed by the parties.
The Partnership plans to use the proceeds of the Transaction to pay down debt and fund a portion of its current growth projects.
The above description has been included to provide investors and security holders with information regarding the terms of the Contribution Agreement, and is not intended to provide any other factual information about the Partnership or its subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership or its subsidiaries, affiliates or equity holders as of the date they were made or at any other time.
The foregoing description of the Contribution Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1.
Item 7.01    Regulation FD Disclosure.
On July 31, 2017, the Partnership issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the Transaction, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including the risk that the anticipated benefits from the Transaction cannot be fully realized. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, the Current Report on Form 8-K filed May 8, 2017, and other documents filed by the Partnership from time to time with the Securities and Exchange Commission (the “SEC”). Except as may be required by law, the Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
2.1*	Contribution Agreement, dated as of July 30, 2017, by and among Energy Transfer Interstate Holdings, LLC, ET Rover Pipeline LLC and BCP Renaissance, L.L.C.
99.1	Press Release dated July 31, 2017

*
Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Partnership agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ENERGY TRANSFER PARTNERS, L.P.
By:    Energy Transfer Partners GP, L.P.,
    its general partner
By:    Energy Transfer Partners, L.L.C.,
    its general partner

By:    /s/ Thomas E. Long
Name:    Thomas E. Long
Title:    Chief Financial Officer
Dated: August 2, 2017

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Contribution Agreement, dated as of July 30, 2017, by and among Energy Transfer Interstate Holdings, LLC, ET Rover Pipeline LLC and BCP Renaissance, L.L.C.
99.1	Press Release dated July 31, 2017

*
Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Partnership agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.